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                                                                  EXHIBIT 10.30


                          HARBINGER EDI SERVICES, INC.
                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN


                                   ARTICLE I
                                    GENERAL

1.1  PURPOSE OF THE PLAN.

     The purpose of the Harbinger EDI Services, Inc. 1989 Stock Option Plan
     (the "Plan") is to promote the interests of Harbinger EDI Services, Inc. (the "Company") by providing for the grant of Options to (i) Key Employees in order to secure and retain employees of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company, its Subsidiaries and its Parents and to increase their efforts for its welfare by participating in the ownership and growth of the Company, its Subsidiaries and its Parents and (ii) Directors and Consultants in order to provide such parties with a stake in the future of the Company that corresponds to each of the Company's shareholders.

1.2  DEFINITIONS.

               (a) "ACCELERATION EVENT" means any event which in the opinion of the Board of Directors of the Company is likely to lead to changes in control of share ownership of the Company, whether or not such change in control actually occurs;

               (b) "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company;

               (c)  "CODE" means the Internal Revenue Code of 1986, as amended;

               (d)  "COMMON STOCK" means no par common stock of the Company;

               (e) "CONSULTANT" means a consultant of the Company who is not a Key Employee and who has rendered valuable service to the Company;

               (f) "DIRECTOR" means a member of the Board, or a member of the Board of Directors of a Parent or a Subsidiary, who is not a Key Employee;

               (g) "FAIR MARKET VALUE" means the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined, or if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If the shares are listed on a National Securities Exchange, "fair market value" means the closing price of the shares on such National Securities Exchange on the day of which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate;

               (h) "INCENTIVE STOCK OPTION" means an option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Code;

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               (i)  "KEY EMPLOYEE" mean any person, including officers and directors, in the regular employment of the Company, a Subsidiary or a Parent who is designated a Key Employee by the Committee referred to in
     Section 1.3, and is or is expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company, a Subsidiary or a Parent. The power to determine who is and who is not a Key Employee is reserved solely for the Committee;

               (j) "NONQUALIFIED STOCK OPTION" means an option to purchase shares of Common Stock which is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code;

               (k) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option;

               (l) "OPTIONEE" means a Key Employee, Consultant or Director to whom an Option is granted under the Plan;

               (m) "PARENT" means any corporation which qualifies as a parent of the Company under the definition of "parent corporation" contained in
     Section 424(e) of the Code;

               (n)  "STOCK APPRECIATION RIGHT" shall have the meaning stated in
     Article IV of the Plan;

               (o) "SUBSIDIARY" means any corporation which qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code;

               (p) "TERM" means the period during which a particular Option may be exercised as determined by the Committee and as provided in the option agreement.

1.3  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Stock Option Committee (the "Committee") appointed by the Board of Directors consisting of at least two members from the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. No person while a member of the Committee shall be eligible to participate in the Plan. Subject to the control of the Board, and without limiting the control over decisions described in Section 1.7, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Key Employees, Consultants and Directors shall be granted Options under the Plan, the numbers of shares subject to each Option, the price per share under each Option, the Term of each Option, and any restrictions on the exercise of each Option. When granting Options, the Committee shall designate the Option as either an Incentive Stock Option or a Nonqualified Stock Option. The Committee shall also designate whether the Option is granted with Stock Appreciation Rights. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, the form, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

1.4  SHARES SUBJECT TO THE PLAN.

     The total number of shares that may be purchased pursuant to Options or transferred pursuant to the exercise of Stock Appreciation Rights under the Plan shall not exceed 900,000 shares of Common Stock. Shares subject to the Options which terminate or expire prior to exercise shall be available for future Options. Shares represented by an unexercised Option surrendered upon an exercise of Stock Appreciation Rights including, without duplication, any shares issued in payment of any Stock Appreciation Rights, shall be deducted from the aggregate and shall not be available for further Options hereunder. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

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1.5  TERMS AND CONDITIONS OF OPTIONS.

     All Options shall be evidenced by agreements in such form as the Committee shall approve from time to time subject to the provisions of Article II or
     Article III, as appropriate, and the following provisions:

               (a) EXERCISE PRICE. Except as provided in Section 3.1, the exercise price of the Option shall not be less than the Fair Market Value (as determined by the Committee) or the Common Stock at the time the Option is granted.

               (b) EXERCISE. The Committee shall determine whether the Option shall be exercisable in full at any time during the Term or in cumulative or noncumulative installments during the Term.

               (c) TERMINATION OF OPTIONS. An Optionee's Option shall expire on the earlier of the expiration of (i) the date specified in the Option, which if the Optionee is a Key Employee shall in no event be later than three (3) months after the termination of the Key Employee's employment by the Company, a Parent or a Subsidiary for any reason other than death or disability (as defined in Section 422(c)(6) of the Code), if the Optionee is a Director shall be no later than five (5) years after the date of termination of such Optionee's role as a Director of the Company, a Parent or Subsidiary, as the case may be, and if the Optionee is a Consultant shall be no later than one (1) year after the date of termination of such Optionee's role as a Consultant of the Company, a Parent or Subsidiary, as the case may be, or (ii) the Term specified in Section 2.1 or 3.1(a) as the case may be. In the event of exercise of the Option after termination of the Optionee's relationship with the Company, the Optionee may exercise the Option only with respect to the shares which could have been purchased by the Optionee at the date of such termination. However, the Committee may, but is not required to, waive any requirements made pursuant to
     Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. A Key Employee's employment shall be deemed to terminate on the last date for which he receives a regular wage or salary payment. A Consultant's or Director's relationship with the Company shall be deemed to terminate upon the date determined by the Board in its sole discretion.

          (d) DEATH OR DISABILITY. Upon termination of a Key Employee's employment by reason of death or disability (as determined by the Committee consistent with the definition of Section 422(c)(6) of the Code), the Option shall expire on the earlier of the expiration of (i) the date specified in the Option which in no event shall be later than twelve (12) months after the date of such termination, or (ii) the Term specified in
     Section 2.1 or 3.1(a) as the may be. The Key Employee or his successor in interest, as the case may be, may exercise the Option only as to the shares which could have been purchased by the Key Employee at the date of his termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

          (e) PAYMENT. Payment for shares as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the option agreement, including cash, Common Stock of the Company which was previously acquired by the Optionee, or any combination thereof. The Fair Market Value of the surrendered Common Stock as of the date of exercise shall be determined in valuing Common Stock used in payment for Options.

          (f) NONTRANSFERABILITY. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

          (g) ELIGIBILITY. Only Key Employees shall be eligible for the grant of Incentive Stock Options pursuant to the Plan, but not employee, including Key Employees, shall have the right to be granted any Option pursuant to the Plan merely as a result of his or her status as an employee of the Company. Consultants and Directors shall not be eligible for the grant of Incentive Stock Options pursuant to the Plan.

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          (h)  ADDITIONAL PROVISIONS. Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

1.6  STOCK ADJUSTMENTS: MERGERS.

     Notwithstanding Section 1.4, in the event the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee, but only to the extent necessary to reflect changes in outstanding options. If the Company continues in existence,
     (i) the number and kind of shares that are subject to any Option and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option, and (ii) the Committee may make such adjustments in the number and kind of Stock Appreciation Rights as it shall deem appropriate in the circumstances. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options and Stock Appreciation Rights shall terminate 30 days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options and Stock Appreciation Rights then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options and Stock Appreciation Rights granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options and Stock Appreciation Rights would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.

1.7 ACCELERATION EVENT.

     If an Acceleration Event occurs in the opinion of the Committee, based on circumstances known to it, the Committee may declare that all Options and Stock Appreciation Rights granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option agreements regarding exercisability.

1.8 NOTIFICATION OF EXERCISE.

     Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(e). Exercise by an Optionee's heirs or the representative of his estate shall be accompanied by evidence of authority of such person or persons to so act in form reasonably satisfactory to the Company.



                                   ARTICLE II
                            INCENTIVE STOCK OPTIONS

2.1  TERMS OF INCENTIVE STOCK OPTIONS.


Each Incentive Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided however, that the Term shall end no later than 10 years after the date the Incentive Stock Option is granted.

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2.2  LIMITATION ON OPTIONS.

     The aggregate Fair Market Value of Common Stock (determined at the time the Incentive Stock Option is granted) subject to Incentive Stock Options granted to a Key Employee under all plans of the Key Employee's employer corporation and its Parent or Subsidiary corporations and that become exercisable for the first time by such Key Employee during any calendar year may not exceed $100,000.

2.3  CONTINUED EMPLOYMENT.

     Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur where the Optionee transfers from the Company to its Parent or one of its Subsidiaries or transfers from a Subsidiary or Parent to the Company.

2.4  SPECIAL RULE FOR TEN PERCENT SHAREHOLDER.

     If at the time an Incentive Stock Option is granted, an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 424(d) of the Code, then the terms of the Incentive Stock Option shall specify that the option price shall be at lease 110% of the Fair Market Value of the stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

2.5  INTERPRETATION.

     In interpreting this Article II of the Plan and the provisions of individual option agreements, the Committee and the Board shall be governed by the principles and requirements of Sections 421, 422 and 424 of the Code, and applicable Treasury Regulations.

                                  ARTICLE III
                           NONQUALIFIED STOCK OPTIONS

3.1  TERMS AND CONDITIONS OF OPTIONS.

     In addition to the requirements of Section 1.5, Nonqualified Stock Options shall be subject to the following provisions:

               (a) TERM. Each Nonqualified Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee.

               (b) TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of Sections 1.5(c) and 1.5(d), the Stock Option Committee in its discretion may provide, either upon the original grant of an Option or in an amendment to an Incentive or Nonqualified Stock Option, that an Option may be exercisable during a Term that does not expire upon the expiration of three months following a Key Employees's termination of employment, a Consultant's termination of his or her consulting relationship, or a Director's termination as a Director of the Company, a parent or a Subsidiary (one year in the case of termination as a result of death or disability), but in no event later than the Term specified in Section 3.1(a) above.

               (c) EXERCISE PRICE. The Company may elect to grant Nonqualified Stock Options at a price less than the Fair Market Value of the Common Stock at the time Option is granted.


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               (d)  ADDITIONAL TERMS. Pursuant to Section 1.5(h), the Committee
     may add additional terms and conditions to a Nonqualified Stock Option, including, but not limited to, a cash award for any federal tax liability suffered by the Optionee upon the grant and/or exercise or a Nonqualified Stock Option.

3.2  SECTION 83(b) ELECTION.

     The Company recognizes that certain persons who receive Nonqualified Stock Options may be subject to restrictions regarding their right to trade Common Stock under applicable securities laws. Such may cause Optionees exercising such Options not to be taxable under the provisions of Section 83(c) of the Code. Accordingly, Optionees exercising such Nonqualified Stock Options may consider making a election to be taxed upon exercise of the Option under Section 83(b) of the Code and to effect such election will file such election with the Internal Revenue Service within thirty (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.

                                   ARTICLE IV
                            STOCK APPRECIATION RIGHTS

4.1  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

     Stock Appreciation Rights ("SAR") may be, but are not required to be, granted by the Committee in connection with grant of an Option. All SARs shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

               (a) TERM AND EXERCISE. An SAR shall be exercisable only (i) with the approval of the Committee, (ii) during the Term of the Option to which it relates, (iii) at such times as the Option to which it relates is exercisable, and (iv) if the Fair Market Value of the Common Stock subject to the Option surrendered (on the date surrendered) minus the aggregate option price of the Common Stock subject to the Option surrendered is a positive amount.

               (b) PAYMENT. In the event the Committee agrees to permit exercise of the SAR, the Optionee shall surrender to the Company the right to exercise the Option with respect to a specified number of shares as to which the Option is then exercisable. In return, the Optionee shall receive from the Company no more than an amount payable in cash and/or in shares (as determined by the Committee after considering the request of the Optionee) equal to the difference between the Fair Market Value of Common Stock as to which the Optionee has surrendered the Option and the exercise price with respect thereto. In the event the Committee determines to tender shares in full or partial payment of the SAR, the number of shares to be issued to the Optionee shall be based on the Fair Market Value of the shares as of the date of exercise of the SAR. No fractional shares shall be issued to Optionees upon exercise of an SAR. Instead, the Company shall pay the Optionee the value of such fractional share based upon the Fair Market Value of a share on the date the SAR is exercised.

               (c) NONTRANSFERABILITY. An SAR granted under the Plan shall be transferable only when the Option to which it relates is transferable.

4.2  OTHER TERMS AND CONDITIONS.

     Option agreements reflecting Stock Appreciation Rights which are granted under the Plan may contain such other conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

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4.3  NOTIFICATION OF REQUEST TO EXERCISE.

     The Optionee shall request the Committee's approval to exercise a Stock Appreciation Right by written notice to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall state the number of shares subject to the Option for which approval of the exercise of the SAR is requested and the Optionee's preferred form of payment of the SAR, as hereinafter provided. The Optionee may indicate his or her preference to receive payment of the SAR in cash in or Common Stock or in a combination thereof. Notwithstanding anything to the contrary contained herein, the Committee shall have absolute discretion in determining whether the request for approval of the exercise of the SAR shall be approved and, if such approval is given, whether payment shall be made in cash or Common Stock or in a combination thereof.

     Within 30 days after the delivery to the Secretary of the Optionee's request to exercise the SAR as provided above, the Committee shall inform the Optionee in writing of its determination by personal delivery of such written determination to the Optionee or by mailing its written determination to the Optionee by certified or registered mail, return receipt requested. The Optionee must act on any approved exercise of an SAR within 30 days after the date of such determination by the Committee (or such longer period as may be permitted by the Committee) and in accordance with the terms approved by the Committee. Exercise shall be by written notice actually delivered, or mailed by certified or registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company.

4.4  EFFECT OF EXERCISE.

     Upon exercise of a Stock Appreciation Right, the Option to which it relates shall lapse with respect to the shares as to which the SAR is exercised and such shares shall not be available for further grant of Options.

                                   ARTICLE V
                             ADDITIONAL PROVISIONS

5.1  STOCKHOLDER APPROVAL.

     The Plan was initially submitted for the approval of the stockholders of the Company at the first annual meeting of stockholders held subsequent to the adoption of the Plan and in all events within one year of its approval by the Board of Directors.

5.2  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any deliver any certificates for shares of Common Stock prior to
     (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

5.3  AMENDMENTS.

     The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by stockholders, may (a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan, (b) reduce the Option price for shares which may be purchased pursuant to Options under Articles II and III of the Plan, (c) extend the period during which Options may be granted, or
     (d) change the class of employees to whom Options may be granted, except as provided in Section 1.6. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.


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5.4  NO RIGHTS AS SHAREHOLDER.

     No Optionee shall have any rights as a shareholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

5.5  WITHHOLDING.

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state, or local withholding tax liability.

5.6  CONTINUED EMPLOYMENT NOT PERMITTED.

     This Plan and any document describing this Plan and the grant of any stock Option or Stock Appreciation Right hereunder shall not give any Optionee or other employee a right to employment or continued employment by the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the employment of any such person with or without cause.

5.7  EFFECTIVE DATE: DURATION.

     The Plan shall become effective as of July 27, 1989 subject to stockholder approval pursuant to Section 5.1 and shall expire on July 26, 1999. No Options may be granted under the Plan after July 26, 1999, but Options granted on or before that date may be exercised according to the terms of the option agreements and shall continue to be governed by and interpreted consistent with the terms hereof.


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